Exhibit 99.3

DENNY’S ESTABLISHES NEW $400 MILLION CREDIT FACILITY AND INCREASES SHARE REPURCHASE AUTHORIZATION

- Additional $200 Million in Share Repurchases Authorized -

SPARTANBURG, S.C., October 31, 2017 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today announced that it has entered into a new five-year $400 million revolving credit facility. The new credit facility replaces a $325 million revolving line of credit. Borrowings under the new credit facility will bear a tiered interest rate, which is based on the Company’s consolidated leverage ratio and is initially set at LIBOR plus 200 basis points. The new facility maintains the Company’s credit spread, at the current consolidated leverage ratio. In addition, the Company will have enhanced financial flexibility specifically towards returning capital to shareholders.

Additionally, the Company’s Board of Directors approved a new multi-year share repurchase program authorizing the repurchase of an additional $200 million of its common stock, in addition to repurchases previously authorized. Under this authorization, the Company may purchase its Common Stock from time to time in the open market or in privately negotiated transactions. The amount and timing of any purchases will depend upon a number of factors, including the price and availability of the Company's shares, trading volume and general market conditions.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of June 28, 2017, Denny’s had 1,724 franchised, licensed, and company restaurants around the world including 125 restaurants in Canada, Puerto Rico, Mexico, New Zealand, Honduras, Costa Rica, Dominican Republic, the United Arab Emirates, the Philippines, Guam, Curaçao, and El Salvador. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2016 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Christine Beggan, ICR
203-682-8329